Exhibit 10.32

知识产权许可与转让协议

INTELLECTURAI PROPERTY LICENSE AND TRANSFER AGREEMENT

介于
between

SynCardia Systems, LLC

注册地为美国亚利桑那州图森市东银湖路 1992 号

（以下简称“许可方”）

SynCardia Systems, LLC

1992 E. Silverlake Road Tucson, AZ, USA

(Hereinafter referred to as “LICENSOR”)

和

and

新心医疗器械（北京）有限公司
注册地为中国北京市房山区弘安路 87 号院 9 号楼 1 层 101 室、2 层 201 室

（以下简称“被许可方”）

Syncardia Medical (Beijing), Inc

101, 1/F & 201,2/F,Building 9, 87 Hong’an Road, Fangshan District, Beijing, PRC

(Hereinafter referred to as “LICENSEE”)

前言 Preamble

鉴于 WHEREAS,

(A) 被许可方各股东之间，于 2023 年 7 月 2 日签订了《新心医疗器械（北京）有限公司与皮卡德 医疗有限公司、滨州泰阁拾贝创业投资合伙企业（有限合伙）之增资协议》（“下称《增资协议》”）， 约定皮卡德医疗有限公司在现金出资及签订独家经销协议情况下，授予被许可方与人工心脏相关的知 识产权、商标权、专利技术和其他专有技术，使产品在许可区域有效销售和使用；

The shareholders of the Licensee have entered into the Capital Increase Agreement among Syncardia Medical (Beijing), Inc., Picard Medical, Inc. and Binzhou Taigeshibei Venture Capital Partnership (Limited Partnership) (“Capital Increase Agreement”) dated July 2, 2023, pursuant to which, Picard Medical, Inc grants to the Licensee, in the case of cash contribution and execution of the Exclusive Distributor Agreement, intellectual property, trademark rights, patented technology and other know-how relating to the artificial heart to enable the efficient sale and use of the Products in the Licensed Territory;

(B) 许可方是一家开发和商业化许可产品的公司，目前在美国开发、生产和营销许可产品。皮卡德 医疗有限公司是许可方的控股股东，截至本协议签署日，持有许可方 85%的股权。需要特别提出的是， 许可方拥有或控制与许可产品相关的知识产权；

Licensor is a company that develops and commercializes the Licensed Products and currently develops, manufactures and markets the Licensed Products in the United States. Picard Medical, Inc is the controlling shareholder of Licensor and holds 85% of the equity interest in Licensor as of the date of this Agreement. It should be specifically noted that the Licensor owns or controls the Intellectual Property relating to the licensed products.

(C) 在《增资协议》约定框架下，2023 年 7 月 2 日，许可方与被许可方已经签订了《独家经销商 协议》，由被许可方作为人工心脏产品在中国的独家经销商。同时，许可方与被许可方还签订了《注册 服务协议》，约定由被许可方为许可方在中国按照《医疗器械注册与备案管理办法》进行注册服务；

Under the framework provided for in the Capital Increase Agreement, on July 2, 2023, the Licensor and the Licensee have entered into the Exclusive Distributor Agreement, pursuant to which the Licensee shall be the exclusive distributor of Artificial Heart Products in China. In the meantime, the Licensor and the Licensee have entered into the Regulatory Affair Service Agreement, under which the Licensee shall perform registration services for the Licensor in accordance with the Administrative Measures for the Registration and Filing of Medical Devices in the PRC;

(D) 现在，各方决定在《增资协议》共同投资行为框架下，继续签订本协议，使被许可方取得与人 工心脏相关的知识产权、商标权、专利技术和其他专有技术，并在许可区域内进行许可产品的生产及 商业化。

Now, the Parties agree to continue the execution of this Agreement under the joint investment framework of the Capital Increase Agreement so that the Licensee will have access to the Intellectual Property, Trademark Rights, Patented Technology and other know-how related to the artificial heart and to manufacture and commercialize the Licensed Products in the Licensed Territory.

经过平等协商，各方一致同意签订本协议如下：

As a consequence of equal negotiation, the parties agree to enter into this Agreement as follows:

1.	协议解释 INTERPRETATION OF AGREEMENT

1.1	定义 DEFINITION

在本协议中，除各方另有书面约定外：

In this Agreement, unless otherwise agreed in writing by the parties:

1.1.1	“本协议”指本《知识产权许可与转让协议》。
“Agreement” means this Intellectual Property License and Transfer Agreement.

1.1.2	“签署日”指文首所写日期。
“Date of this Agreement” means the date first above written.

1.1.3	“许可方” “被许可方”应具有上文签署方中所规定的含义。
“Licensor” and “Licensee” shall have the meanings set forth in the above Between part.

1.1.4	“一方”指许可方、被许可方其中之一。
“A Party” means either Licensor or Licensee.

1.1.5	“各方”指许可方、被许可方二者统称。
“Parities” means, collectively, Licensor and Licensee.

1.1.6	“第三方”指各方及其关联方之外的任何实体或个人。
“Third Party” means any entity or person other than the Parties and their Affiliates.

1.1.7	“工作日”指除周六、周天及其他中国法定年节假日以外的每一天。
“Business day” means every day except Saturdays, Sundays and other legal holidays of the People’s Republic of China.

1.1.8 “许可产品”指许可方当前（现有产品见附件一）及将来所不时通过各种方式（包括但不限于自 主或联合开发、收购、控股、许可、再许可等）拥有或控制的人工心脏产品（包括但不限于 TAH-t 系统 继代产品、衍生产品、心血管领域相关产品等）。

“Licensed Products” shall refer to artificial heart products (including, but not limited to, TAH-t system successor products, derivative products, and related products in the cardiovascular field) that are currently owned or controlled by the Licensor (as set forth in Annex I), or that may be owned or controlled by the Licensor in the future through various means (including, but not limited to, independent or collaborative development, acquisition, control, licensing, sublicensing, etc.).

1.1.9 “生产”指与许可产品相关的生产、运输、存储、处理、制作、包装、标示产品并进行质量控制， 以推进产品商业化的全过程。

“Production” means the entire process of manufacturing, transporting, storing, handling, making, packaging, labelling and quality control of the product in relation to the licensed product in order to advance the commercialization of the product.

1.1.10 “商业化”指使用、营销、定价、推广、分销、销售产品等活动，包括但不限于在许可区域的招 投标、定价、渠道管理、进院销售、医保目录维护、与医生、患者和其他潜在客户讨论产品、安排和出 席医学会议或科学会议、医学会议或科学会议的与会邀请和赞助等。

“Commercialization” means the activities of using, marketing, pricing, promoting, distributing, and selling the Product, including, but not limited to, bidding, pricing, channel management, in-hospital sales, maintenance of health insurance directories in the Licensed Territory, discussing the Product with physicians, patients, and other prospective customers, arranging for and attending medical or scientific conferences, invitations to and sponsorships of medical or scientific conferences, and other activities.

1.1.11 “许可区域”指中国大陆地区、香港特别行政区、澳门特别行政区、台湾地区及其附属岛屿。

“Licensed Territory” means the entire territory of Mainland China.

1.1.12 “许可知识产权”指本协议有效期内由许可方所拥有或控制的（包括被授权的及再许可的），可 满足被许可方在法律和技术上均能独立地在许可区域内开发、注册和生产许可产品并使其商业化的全 部知识产权，包括但不限许可专利、许可商标、许可专有技术、第 3.7 条所约定的全部数据信息等。

“Licensed Intellectual Property” means all Intellectual Property owned or controlled (including through license or sublicense) by Licensor during the term of this Agreement, which enables Licensee to independently, legally and technologically, develop, register, manufacture and commercialize the Licensed Product within the Licensed Territory, including but not limited to Licensed Patents, Licensed Trademarks, Licensed Know-How, all data and information as set forth in clause 3.7, etc.

1.1.13 “许可专利”指本协议有效期内由许可方所拥有或控制的（包括被授权的、再许可的），可满足 被许可方在法律和技术上均能独立地在许可区域内开发、注册和生产产品并使其商业化的全部技术专 利（含专利申请），包括但不限于附件二所列明的专利。

“Licensed Patents” means all technology patents (including patent applications) owned or controlled by Licensor (including licensed and sublicensed patents) during the term of this Agreement, which are sufficient to enable Licensee to independently, legally and technologically, develop, register, and manufacture and commercialize the Products within the Territory, including without limitation the Patents set forth in Annex II.

1.1.14 “许可商标”指本协议有效期内由许可方所拥有或控制的（包括被授权的、再许可的），可满足 被许可方在法律和技术上均能独立地在许可区域内开发、注册和生产产品并使其商业化的全部商标， 包括但不限于附件三所列明的商标。

“Licensed Trademarks” means all Trademarks owned or controlled by Licensor during the term of this Agreement (including licensed and sublicensed Trademarks) that enable Licensee to independently, legally and technologically, develop, register, and manufacture and commercialize the Products within the Licensed Territory, including without limitation the Trademarks set forth in Annex III.

1.1.15 “许可专有技术”指本协议有效期内由许可方控制或拥有的（包括被授权的），可满足被许可方在法律和技术上均能独立地在许可区域内开发、注册和生产产品并使其商业化的全部技术信息、数据和专有技术。为澄清之目的，各方理解，本协议签署前或本协议期间内产生的，对被许可方在许可区域内能独立开发、注册、生产、商业化许可产品所必要的全部专有技术。

“Licensed Know-How” means all technical information, data and know-how controlled or owned by Licensor (including licensed) during the term of this Agreement, which would enable Licensee to independently, legally and technologically, develop, register, manufacture and commercialize the Product within the Territory. For purposes of clarification, it is understood that Licensed Know-How includes all Know-How generated prior to the execution of this Agreement or during the term of this Agreement that is necessary for Licensee to be able to independently develop, register, manufacture, and commercialize the Licensed Products in the Licensed Territory.

1.1.16 “关联方”是指就任一方而言，由该一方控制、控制该一方、或与该一方处于同一控制之下的主 体。“控制”指(1)直接或间接持有该主体百分之五十以上的股份表决权；或(2)通过股份、权益、协议等 方式，拥有决定或影响该主体管理或政策的权力。

“Related Party” means, with respect to either party, a subject that is controlled by, controls, or is under common control with such party. “Control” means (1) the holding, directly or indirectly, of more than fifty percent of the voting power of the shares of the subject; or (2) the power to determine or influence the management or policies of the subject, whether through shares, interests, agreements or other means.

1.1.17 “保密信息”指一方以口头、书面或其他方式直接或间接向其他各方披露的所有信息，包括但不 限于本协议各条款的具体内容、本协议的签署及履行情况以及披露方的技术资料和其它与财务、商业、 业务、运营或技术相关的非公开信息。

“Confidential Information” means all information disclosed by a party to the other parties, directly or indirectly, whether orally, in writing or otherwise, including, but not limited to, the specifics of the terms of this Agreement, the execution and performance of this Agreement, and technical information and other non-public information that relates to financial, commercial, business, operational or technical matters of the disclosing party.

1.2	结构 CONSTRUCTION

在本协议中，除各方另有书面约定外：

In this Agreement, unless otherwise agreed in writing by the parties:

1.2.1	凡提及性别，应包含其外所有性别。
Any reference to sex shall include all other sexes.

1.2.2	凡提及名词的单数形式，应包含其复数形式，反之亦然。
Any reference to the singular form of a noun should include its plural form and vice versa.

1.2.3	凡提及本协议，应包含前言、正文及附件全部。
Any reference to this Agreement shall include the preamble, body and annexes in their entirety.

1.2.4	凡提及日期或时间，应以北京时间为准。
Any reference to dates or times shall be to Beijing time.

1.2.5	凡提及法律，应包括任何立法、法规、规章、条例、命令、有约束力的解释及判例。
Any references to law shall include any legislation, statute, regulation, ordinance, order, binding interpretation and jurisprudence.

1.2.6	本协议的标题仅为方便使用，其在构成协议权利义务时应被忽略。

The headings in this Agreement are for convenience only and shall be ignored in constituting the rights and obligations of the Agreement.

2.	协议目的 PURPOSE OF THIS AGREEMENT

本协议的目的是在《增资协议》约定的共同投资行为框架下，令被许可方获得在许可区域内就许可产 品进行开发、注册、生产、商业化的独占权利，及在许可产品上市后，在许可区域内通过使用、实施许 可知识产权而自由、持续、稳定地生产和商业化许可产品。

The purpose of this Agreement is to enable the Licensee to obtain the exclusive rights to develop, register, manufacture and commercialize the Licensed Products in the Licensed Territory and to freely, continuously and steadily manufacture and commercialize the Licensed Products in the Licensed Territory after the Licensed Products have been marketed through the use and implementation of the Licensed Intellectual Property Rights, within the framework of the co-investment conduct as agreed in the Capital Increase Agreement.

3.	知识产权许可 INTELLECTUAL PROPERTY LICENSING

3.1	独占许可 EXCLUSIVE LICENSE

3.1.1 在许可区域内，许可方同意就许可知识产权，授予被许可方独占许可，以使被许可方在许可区 域内对许可产品进行独占性的开发、注册、生产和商业化。

Within the Licensed Territory, the Licensor agrees to grant to the Licensee, with respect to the Licensed Intellectual Property, an exclusive license to develop, register, manufacture and commercialize the Licensed Product exclusively in the Licensed Territory.

3.1.2 在许可区域内，许可方不得自行实施和使用许可知识产权，也不得将许可知识产权的任何部分 向任何第三人进行许可。

Within the Licensed Territory, the Licensor may not implement and use the Licensed Intellectual Property itself or grant any part of the Licensed Intellectual Property to any third party.

3.1.3 许可方对第 3.1 条的违反将构成对本协议的重大违约。

Licensor’s breach of clause 3.1 will constitute a material breach of this Agreement.

3.2	许可期限 LICENSE PERIOD

3.2.1 许可期限自本协议签署日起，持续二十年。各方同意在许可期限届满前磋商具体的条款以更新 本协议。

License Period shall be for a period of twenty years from the date of this Agreement. Parties agree to negotiate the terms and conditions of a renewed version of this Agreement upon expiration of the License Period.

3.3	分许可或再许可 SUBLICENSING

被许可方在取得许可方事先同意前提下，可向第三方授予分许可或再许可，该分许可或再 许可不得超出本协议项下被许可方取得的许可范围。

Licensee may grant sublicenses to third parties with the prior consent of Licensor, which sublicenses shall not exceed the scope of the license granted to Licensee in this Agreement.

3.4	许可协议备案 LICENSE AGREEMENT FILING

3.4.1 被许可方应在本协议签署日起 60 个工作日内，向国家知识产权局递交关于本协议的专利实 施许可协议备案申请，并尽快完成备案。

The Licensee shall, within 60 business days from the date of this Agreement of this Agreement, submit to the State Intellectual Property Office an application for filing of a patent license agreement in respect of this Agreement, and complete the filing as soon as possible.

3.4.2 被许可方应在本协议签署日起 60 个工作日内，向国家工商行政管理总局商标局递交关于本协 议的商标使用许可协议备案申请，并尽快完成备案。

The Licensee shall, within 60 business days from the date of this Agreement of this Agreement, submit to the Trademark Office of the State Administration for Industry and Commerce an application for filing of a trademark license agreement in respect of this Agreement, and complete the filing as soon as possible.

3.4.3 许可方应当积极配合完成上述许可协议备案。

Licensor shall actively cooperate in completing the filing of the above license agreement.

3.5	数据分享和使用 DATA SHARING AND UTILIZATION

3.5.1 应被许可方不时的通知，许可方应当向被许可方提供许可产品在许可区域内生产及商业化所 需的数据和资料（包括但不限于许可产品的生产数据、在美国上市前申请资料、上市后数据）。

Upon notice from time to time by Licensee, Licensor shall provide Licensee with data and information (including, without limitation, production data, pre-market application information in the United States, and post-market data of Licensed Product) necessary for the production and commercialization of the Licensed Product in the Licensed Territory.

3.5.2 被许可方可以使用许可方在许可区域外开发许可产品所产生的数据和资料（包括但不限于研 究数据、临床数据、提交给监管机构的文件），以支持在许可区域内获得许可产品的上市许可。

Licensee may use data and information generated by Licensor’s development of the Licensed Product outside of the Licensed Territory (including, but not limited to, research data, clinical data, and submissions to regulatory authorities) to support the marketing authorization of the Licensed Product in the Licensed Territory.

3.5.3 在许可方知情同意的前提下，被许可方可对其网站（www.syncardia.com，包括当前及不时更新 的版本）上的所有内容进行转载使用，包括但不限于转载至被许可方拥有或控制的网站 （www.syncardia.cn 或其他网址）及微信公众号、微博、小红书等社交平台账号。许可方二应将其网站 的页面设计及内容中所使用的文字、图片、音频、视频等全部素材转移和交付给被许可方使用。

Subject to the Licensor’s awareness and consent, the Licensee may reprint and use of all content on its website (www.syncardia.com, including the current and updated versions from time to time), including but not limited to reprinting to the website owned or controlled by Licensee (www.syncardia.cn or other official website) and social media platforms such as WeChat, Weibo, Xiaohongshu and other social platforms accounts. Licensor II shall transfer and deliver all materials such as text, images, audio, video, etc. used in the page design and content of its website to Licensee for use.

4.	技术转让 TECHNOLOGY TRANSFER

4.1	内容及流程 CONTENT AND PROCESS

4.1.1 许可方应向被许可方转移和交付其在交付之时所持有或控制的在许可区域内开发、注册、生产 和商业化许可产品必要或合理有用的所有技术资料，包括但不限于所有附件中所示的全部资料。

Licensor shall transfer and deliver to Licensee all technical information in its possession or control at the time of delivery that is necessary or reasonably useful for the development, registration, production and commercialization of the Licensed Product in the Licensed Territory, including, but not limited to, all of the information set forth in every Annex.

4.1.2 被许可方收到上述资料后有权对该等资料不时进行审核验收。许可方应对被许可方审核验收 发现的问题在被许可方要求的合理期限内进行调整、补充和完善。

After receipt of such information, the Licensee shall have the right to review and such information from time to time. The Licensor shall make adjustments, additions and improvements to the information identified by the Licensee’s review within a reasonable period of time as requested by the Licensee.

4.2	技术支持与培训 TECHNICAL SUPPORT AND TRAINING

4.2.1 为使被许可方能够独立使用许可知识产权，开发、注册、生产及商业化许可产品，应被许可方 不时书面通知，许可方应向被许可方提供必要的技术支持与培训，包括但不限于

In order to enable the Licensee to independently use the Licensed Intellectual Property to develop, register, manufacture and commercialize the Licensed Product, upon written notice from time to time by the Licensee, the Licensor shall provide the Licensee with the necessary technical support and training, including but not limited to

4.2.1.1. 应被许可方要求派遣技术人员至被许可方处进行技术支持。

Dispatch technicians to the Licensee for technical support as requested by the Licensee.

4.2.1.2. 允许被许可方派遣技术人员至许可方处进行技术培训。

Allow the Licensee to dispatch its technicians to the Licensor for technical training.

4.2.2 技术支持与培训以 4.3 条所约定的技术转让的完成为期限。

Technical support and training shall end at the completion of technology transfer according to clause 4.3.

4.3	技术转让的完成 COMPLETION OF TECHNOLOGY TRANSFER

一 旦被许可方可以连续生产 3 批根据生产和商品化所在地区法律及行业内部共识均属合格 的许可产品，且被许可方具备独立提供上市后跟踪、保养、维护、分析服务的能力，应视为技术转让已 完成。

The transfer of technology shall be deemed to be complete once the Licensee is able to produce 3 consecutive batches of the licensed product that are qualified according to the laws of the region in which they are produced and commercialized and according to the consensus of the industry, and the Licensee has the ability to independently provide post-market tracking, servicing, maintenance, and analytical services.

5.	陈述与保证 REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	许可方特此作出以下陈述、保证和承诺：

Licensor hereby makes the following representations, warranties and undertakings:

5.1.1 截至本协议签署日，许可方拥有许可和披露许可知识产权的完整权利。

As of the date of this Agreement, Licensor has the full right to license and disclose the licensed intellectual property.

5.1.2 许可方对许可知识产权拥有完整且充分的权利。许可知识产权不附带将会影响或限制本协议 项下的许可方许可的任何权利负担，且不存在与任何第三方签订的协议将影响或限制其在本协议项下 的许可。

The Licensor has full and complete rights to the Licensed Intellectual Property. The Licensed Intellectual Property is free from any encumbrances that would affect or limit Licensor’s license under this Agreement and there are no agreements with any third party that would affect or limit its license under this Agreement.

5.1.3 许可方并未收到有关任何主张、起诉、诉讼或法律程序的通知或威胁，并未知晓或有理由知晓 任何信息，将会：（1）导致许可知识产权的任何权利要求无效或不可执行；或（2）导致许可知识产权 中的任何权利申请未能被授予或与其目前申请的范围相比受到严重限制或局限；或（3）导致被许可方 根据本协议对许可知识产权的实施侵犯第三人的合法权利。

Licensor has not been notified of, or threatened with, any claim, action, suit or proceeding, and does not know or have reason to know any information that would (1) render any claim in the Licensed Intellectual Property invalid or unenforceable, or (2) cause any application for rights in the Licensed Intellectual Property to fail to be granted or to be materially limited or restricted as compared to its presently applied for scope, or (3) cause the Licensee’s enforcement of the Licensed Intellectual Property under this Agreement infringes the legal rights of a third party.

5.1.4 若第三方针对许可知识产权的实施提出任何侵权控诉，许可方应当协助被许可方参与应诉和 协助抗辩，帮助许可知识产权实施不受影响。控诉所导致的民事责任由许可方承担。

In the event of any tort complaint filed by a third party against the implementation of the Licensed Intellectual Property, the Licensor shall assist the Licensee in responding to and defending the complaint, and help the implementation of the Licensed Intellectual Property to remain unaffected. Any resulting civil liability shall be borne by the Licensor.

5.1.5 在本协议有效期间，许可方将已收到的知识产权管理部门或法院发出的体现许可知识产权法 律状态变化或可能发生变化的文书（包括但不限于知识产权相关的无效宣告请求书、口头审理通知书、 申请审查意见通知书、视为撤回通知书、驳回通知书等）信息及时告知被许可方。

During the term of this agreement, the Licensor will promptly notify the Licensee of any document received from an intellectual property authority or a court that reflects a change or possible change in the legal status of the licensed intellectual property (including, without limitation, with respect to intellectual property rights, requests for invalidation, notices of oral hearings, notices of opinions on applications, notices of deemed withdrawal, notices of rejection, etc.).

5.1.6 在本协议有效期间，许可方按时缴纳专利年费，以保持许可专利的有效性。

During the term of this Agreement, Licensor pays the annual patent fee on time to keep the Licensed Patents in force.

5.1.7 在本协议有效期间，许可方按时展续商标有效期，以保持许可商标的有效性。

During the term of this Agreement, Licensor will renew the Trademarks on a timely basis to maintain the validity of the Licensed Trademarks.

5.1.8 许可方承诺将为被许可方就本协议进行有关登记备案等事宜提供积极配合直至该事宜完成。

The Licensor undertakes to cooperate actively with the Licensee in the registration and filing of this Agreement until the completion.

5.1.9 许可方承诺，本协议在签署后将构成对许可方有法律约束力的义务，许可方的股权变动不会影 响本协议的有效性。

The Licensor undertakes that this Agreement is a legal, valid and binding obligation of the Licensor. Any change of the shareholder of the Licensor shall not affect the validity of this Agreement.

5.2	被许可方特此作出以下陈述、保证和承诺：

Licensee hereby makes the following representations, warranties and undertakings:

5.2.1 在本协议有效期内，被许可方根据本协议约定积极实施许可知识产权。

During the term of this Agreement, the Licensee and Licensor will actively enforce the Licensed Intellectual Property in accordance with this Agreement, as may be applicable, and on their own costs.

5.2.2 被许可方积极完成本协议的有关登记备案事宜。

Licensee will actively complete the registration filings related to this Agreement.

5.2.3 被许可方向许可方提供必要的帮助来保护许可方就许可知识产权拥有的权利。

The Licensee provides the Licensor with the necessary assistance to protect the Licensor’s rights in the licensed intellectual property.

5.3	各方特此向其他各方陈述、保证和承诺：

Each party hereby represents, warrants and undertakes to the other parties:

5.3.1 一方及其关联方享有充分权力、权限与权利签订本协议并完成本协议所述交易。

A Party and its Affiliates have full power, authority and rights to enter into this Agreement and to consummate the transactions described herein.

5.3.2 本协议的签署以及本协议项下义务的履行均已获得各方及其关联方（如适用）所有必要公司行 为的正式授权。

The execution of this Agreement and the performance of the obligations hereby have been duly authorized by the parties and their affiliates, as applicable, for all necessary corporate actions.

5.3.3 经一方或其关联方签署，本协议构成该方合法、有效和有约束力的义务，可根据本协议条款与 条件对该方强制执行。

Upon execution by a Party or its Affiliate, this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with the terms and conditions of this Agreement.

5.3.4 始终遵守所有适用法律与法规。

Always comply with all applicable laws and regulations.

5.3.5 提供充足资源和执行适当的合规政策、程序、培训与信息，以解决和缓解包括但不限于腐败、 贿赂、洗钱、逃税等领域的风险。

Provide adequate resources and implement appropriate compliance policies, procedures, training and information to address and mitigate risks in areas including, but not limited to, corruption, bribery, money laundering, tax evasion, and so forth.

5.4	上述陈述、保证与承诺应视为各方及其关联方（如适用）的陈述、保证与承诺。

The foregoing representations, warranties and undertakings shall be deemed to be the representations, warranties and undertakings of the parties and their affiliates, as applicable.

6.	侵权应对及共同维权 TORT RESPONSE AND JOINT DEFENCE OF RIGHTS

6.1	如果有第三方针对任何有关本协议的实施提出任何侵权控诉的，首先得到通知的一方，应在收 到通知后 5 个工作日内通知其他各方，各方同意按照以下约定处理：

In the event that a third party files any tort complaint against any party in connection with the implementation of this Agreement, the party first notified shall notify the other parties within 5 business days of receipt of such notice, and the parties agree to deal with such complaint in accordance with the following agreement:

6.1.1 各方保留应诉的全部法定权利。

The parties reserve all legal rights to respond to the complaint.

6.1.2 各方应当在后得到通知的一方收到通知后 5 个工作日内，另行协商具体应诉事宜。

The parties shall negotiate on response to the complaint within 5 business days within the receipt of the notice by the last notified party.

6.1.3 由被告一方承担应诉相关费用，应诉具体方案以被告一方的意见为准，但其他各方应提供必要 协助。

The defendant shall bear the costs associated with responding to the lawsuit, and the plan for responding to the lawsuit shall be based on the defendant’s opinion, but the other parties shall provide the necessary assistance.

6.1.4 因其他各方未经被告一方书面同意而进行抗辩或和解所产生的任何费用和损失，被告一方不 予承担。

The Defendant shall not be liable for any costs and damages incurred by the other parties as a result of defences or settlements entered into by the other parties without the written consent of the Defendant.

6.1.5 一方在接到通知后放弃应诉或 10 个工作日内不作应诉表示的，其他各方有权自行承担费用参 与应诉。

If a party waives its response to the lawsuit after being notified or does not indicate its response within 10 business days, the other parties shall be entitled to participate in the lawsuit at their own expense.

6.2	如果一方得知第三方在许可区域涉嫌侵犯任何本协议项下的许可知识产权，应在收到通知后 5 个工作日内通知其他各方，各方同意由被许可方与侵权方进行交涉，或负责向管理知识产权工作的部 门提出请求或向法院提起诉讼。

If a party learns that a third party is suspected of infringing any of the licensed intellectual property rights hereunder in the Licensed territory, it shall notify the other parties within 5 business days of receipt of the notice, and the parties agree that the Licensee shall deal with the infringing party or shall be responsible for filing a request with the authority that regulates intellectual property rights or bringing a lawsuit in court.

6.3	在许可区域内维权所得收益由被许可方享有，所发生的费用由被许可方承担。

The proceeds from the maintenance of the rights in the licensed territory shall be enjoyed by the Licensee and the expenses incurred shall be borne by the Licensee.

7.	违约与损害赔偿 BREACH AND DAMAGES

7.1	许可方未按照本协议约定期限向被许可方交付专有技术、专利、商标、数据资料有关资料，提供技 术支持与培训，导致被许可方无法生产产品的，应当赔偿被许可方因此遭受的损失，包括被许可方实施许可 知识产权预期可获得的利益。

If the Licensor fails to deliver to the Licensee the know-how, patents, trademarks, data and related information, provide technical support and training in accordance with the time period agreed in this agreement, and as a result the Licensee is unable to manufacture the product, the Licensor shall indemnify the Licensee against any losses suffered as a result of such failure, including the expected benefits the Licensee would have gained from the implementation of the licensed intellectual property.

7.2	因许可方原因导致被许可方无法合法使用许可知识产权，包括但不限于任何许可知识产权失去效力、 许可被撤回等情形，许可方应当赔偿被许可方因此遭受的损失，包括被许可方实施许可知识产权预期可获 得的利益。

If the Licensee cannot lawfully use the licensed intellectual property for reasons of the Licensor, including, but not limited to, if any of the licensed intellectual property is rendered ineffective or the license is withdrawn, the Licensor shall indemnify the Licensee against any losses suffered as a result, including the expected benefits that the Licensee would have gained from the implementation of the licensed intellectual property.

7.3	许可方自己实施或许可被许可方以外的第三方在许可区域内实施本协议项下的许可知识产权的， 应当赔偿被许可方因此遭受的损失。

The Licensor shall indemnify the Licensee for any losses suffered by the Licensee if the Licensor itself implements or permits a third party other than the Licensee to implement the licensed intellectual property hereunder in the Licensed Territory.

7.4	一方违反协议的保密条款，致使其他各方的保密信息泄露，应当赔偿其他各方因此遭受的损失。

A party that violates the confidentiality clause of this Agreement, resulting in the disclosure of the confidential information of the other parties, shall compensate the other parties for the losses suffered as a result.

7.5	任何一方未能履行其在本协议项下的义务，应当对其他各方因此遭受的损失承担相应责任。

Any party failing to fulfil its obligations under this Agreement shall be liable for any damages suffered by the other parties as a result.

7.6	除本协议另有约定外，一方无须向其他各方负责任何间接损害、附带损害、从属损害或惩罚性 损害，包括但不限于声誉损害、机会损失、资金使用损失、收入损失或利润损失，不论是基于协议、侵 权还是保证，即使其他各方已被告知该等损害赔偿的可能性。

Except as otherwise agreed in this Agreement, a party shall not be liable to the other parties for any consequential, incidental, ancillary or punitive damages, including, but not limited to, damages for loss of reputation, loss of opportunity, loss of use of funds, loss of revenue, or loss of profits, whether based on an agreement, tort, or warranty, even if the other parties have been advised of the possibility of such damages.

8.	不可抗力事件 FORCE MAJEURE EVENT

8.1.1 任何一方均不对另一方承担任何责任，也不应被视为违反或违约与本产品相关的协议，如果此 类违约或延迟是由于或归因于双方控制范围之外的行动造成的，包括：(i) 自然灾害；(ii) 洪水、火灾、 地震或爆炸；(iii) 战争、入侵、敌对行为（不论是否宣战）、恐怖主义威胁或行为、暴乱或其他民事动 荡；(iv) 法律要求；(v) 流行病、大流行或其他影响或威胁人口健康的情况及/或由于上述任何情况而政 府采取的措施；(v) 在协议日期或之后生效的禁运或封锁；(vi) 任何政府当局的行动（无论是否具有法 律效力）；(vii) 国家或地区紧急状态；(viii) 罢工、停工或怠工或其他工业干扰；(ix) 原材料的短缺或接 收延迟；或(x) 电力或交通设施不足。

Neither Party shall be liable or responsible to the other, nor be deemed to have defaulted under or breached the agreement relating to the Products, for any failure or delay in fulfilling or performing any term in this regard, if such failure or delay is caused by or results from acts beyond Parties’ control, including: (i) acts of nature; (ii) flood, fire, earthquake or explosion; (iii) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (iv) requirements of law; (v) epidemic, pandemic or other situations affecting or threatening the health of the population and/or governmental measures imposed as a result of any of the aforementioned (v) actions, embargoes or blockades in effect on or after the date the agreement; (vi) action by any governmental authority (whether or not having the effect of law); (vii) national or regional emergency; (viii) strikes, labor stoppages or slowdowns or other industrial disturbances; (ix) shortages of or delays in receiving raw materials; or (x) shortage of adequate power or transportation facilities.

8.1.2 当不可抗力事件发生，各方同意按照以下约定处理：

On the occurrence of a force majeure event, the parties agree to deal with it as agreed below:

8.1.2.1. 一方在得知不可抗力事件后应立即向其他各方发出通知，该等通知包含不可抗力的细节、 程度、影响等。

A party shall give notice to the other parties immediately upon becoming aware of a force majeure event, and such notice shall contain details of the force majeure, its extent, and its impact.

8.1.2.2. 一方在得知不可抗力事件后应及时尽一切必要合理的努力采取适当措施减轻损失。

A party shall make all necessary and reasonable efforts to take appropriate measures to mitigate damages in a timely manner after learning of a force majeure event.

8.1.2.3. 若一方因不可抗力事件无法按照本协议约定履行义务，应向其他各方提供关于协议无法履 行的书面证明，该证明需要写明不可抗力事件与协议无法履行之间的因果关系。各方应友好协商在可 行的时间继续履行本协议。

If a party is unable to perform its obligations under this Agreement due to a force majeure event, it shall provide the other parties with written proof of the inability to perform the Agreement, which proof shall contain the causal relationship between the force majeure event and the inability to perform the Agreement. The parties shall negotiate to continue the performance of this Agreement at an applicable time.

8.1.2.4. 若不可抗力事件致使违反或无法履行本协议项下的主要义务持续 60 个工作日以上，则任 何一方均有权终止本协议。对于不可抗力事件造成本协议的终止，任何一方均不向其他各方承担任何 责任。

Any party shall be entitled to terminate this Agreement if a force majeure event results in a breach of, or inability to perform its major obligations hereunder for a period of more than 60 business days. None party shall be liable to the other parties for any termination of this Agreement as a result of a force majeure event.

9.	保密及不使用 CONFIDENTIAL AND NON-USE

9.1	本协议有关的保密事宜须满足双方于 2024 年 2 月 4 日签订的《双向保密协议》的约定。

The confidentiality matters related to this agreement shall be subject to the provisions of the Mutual Non-Disclosure Agreement signed by the Parties.

10.	其他条款 OTHER CLAUSES

10.1	改进成果 IMPROVED RESULTS

10.1.1 新增知识产权 ADDITIONAL INTELLECTUAL PROPERTY RIGHTS

10.1.1.1. 一方单独创作、开发或发明而产生的知识产权，该知识产权由该方单独所有。

Intellectual Property Rights arising from the sole creation, development or invention of a party, which Intellectual Property Rights shall be solely owned by that party.

10.1.1.2. 各方共同创作、开发或发明而产生与许可产品相关的知识产权，该知识产权由该各方共同所 有。

Intellectual Property Rights relating to the Licensed Products arising from the joint creation, development or invention of the parties, which Intellectual Property Rights shall be jointly owned by such parties.

10.1.2 许可方新增的知识产权 ADDITIONAL INTELLECTUAL PROPERTY RIGHTS OF LICENSOR

如果与许可产品相关的新增知识产权由许可方及其关联公司单独创作、开发或发明，许可 方应授权被许可方及其关联方依照本协议的条款免费使用该等新增知识产权。

If additional intellectual property rights relating to the Licensed Product are created, developed or invented solely by the Licensor and its affiliates, the Licensor shall authorize the Licensee and its affiliates to use such additional intellectual property rights free of charge according to the terms and conditions of this Agreement.

10.1.3 被许可方新增的知识产权 ADDITIONAL INTELLECTUAL PROPERTY RIGHTS OF LICENSEE

如果与许可产品相关的新增知识产权由被许可方及其关联公司单独创作、开发或发明，被 许可方应授权许可方及其关联方依照本协议在许可区域外免费使用该等新增知识产权。

If additional intellectual property rights relating to the licensed product are created, developed or invented solely by the Licensee and its affiliates the Licensee shall authorize the Licensor and its affiliates to use such additional intellectual property rights free of charge outside the licensed territory according to this Agreement.

10.1.4 申请专利的通知义务 NOTIFICATION BEFORE PATENT APPLICATION

一方针对许可产品的任何改进在任何区域申请专利时，应当在专利获批后 5 个工作日将申 请文件及获批文件书面送达其他各方。

When a party applies for a patent in any territory for any improvement of a licensed product, it shall send all the application and approvement materials in writing to the other parties within 5 business days after the approvement of the patent.

10.2	完整协议 ENTIRE AGREEMENT

各方确认，本协议以及本协议中提及的任何文件组成了各方之间就本协议项下合作事项而 达成的完整的协议，且本协议取代了各方在之前就该事项所达成的所有口头或书面的安排、草案、预 协议、保证、陈述或谅解。

The parties acknowledge that this Agreement and any documents referred to herein constitute the entire agreement among the parties with respect to the matters of cooperation hereunder, and that this Agreement supersedes all prior arrangements, drafts, pre-arrangements, warranties, representations or understandings, whether oral or written, among the parties with respect to such matters.

10.3	可分割性 SEVERABLITY

如果本协议任何条款被依法认定为无效或不可强制执行，则本协议应解释为未包含该等条 款，并且本协议其余条款应继续具有充分效力。各方尽可能用与各方原始意愿相符的有效并具有可强 制执行力的条款替换无效或不可强制执行的条款。

If any provision of this Agreement is held to be invalid or unenforceable as a matter of law, this Agreement shall be construed as if such provision had not been contained herein and the remaining provisions of this Agreement shall continue in full force and effect. Each party shall replace an invalid or unenforceable provision with a valid and enforceable provision that is as close as possible to the original intent of the parties.

10.4	文本 COPIES

本协议一式五份，各方各持一份，另有三份由被许可人用于专利实施许可协议备案、商标 使用许可协议备案、技术协议认定登记等事宜，每份具有同等法律效力。

This Agreement shall be made in five copies, one for each party and three for the Licensee for the filing of the patent license agreement, trademark license agreement and the registration of the technology agreement, each of which shall have the same legal effect.

10.5	译本 TRANSLATION

本协议可存在英文译本，但协议的理解与适用均应以经签署的中文版本为准。

There may be English translations of this Agreement, but the signed Chinese version shall govern the interpretation and application of this Agreement.

10.6	送达 DELIVERY

许可方联系方式 Contact of Licensor

通讯地址 Address：美国亚利桑那州图森市东银湖路 1992 号 1992 E. Silverlake Road Tucson, AZ, USA

 电子邮箱 Email：fang@syncardia.com

联系人 Person to Contact：方云才 Richard Fang
被许可方联系方式 Contact of Licensee

通讯地址 Address：北京市房山区北京市房山区弘安路 87 号院 9 号楼 1 层 101 室、2 层 201 室 101, 1/F & 201,2/F,Building 9, 87 Hong’an Road, Fangshan District, Beijing, PRC

电子邮箱 Email：Tiger@syncardiabeijing.com
联系人 Person to Contact：朱金虎 Jinhu Zhu

以上联系信息适用于各方往来联系，交付资料、书面通知、争议解决时法律文书及本协议有关的其他 送达。一方变更联系信息的，应当提前 3 个工作日以书面形式通知其他各方。

The abovementioned contact information applies to the parties’ correspondence, delivery of materials, written notices, documents in dispute resolution and other deliverables in connection of this Agreement. A party shall notify the other parties in writing 3 business days in advance to change its contact information.

11.	管辖法律与争议解决 GOVERNING LAW AND DISPUTE RESOLUTION

11.1	对本协议及任何援引文件的效力、解释和履行均应适用美利坚合众国法律。

The laws of US shall apply to the validity, interpretation and performance of this Agreement and any referenced documents.

11.2	凡因本协议及任何援引文件引起的或与本协议有关的任何争议，均应提交中国国际经济贸 易仲裁委员会，按照中国国际经济贸易仲裁委员会在申请仲裁时有效的仲裁规则进行仲裁。仲裁语言 为中文。仲裁裁决是终局的，对各方均有约束力。

Any dispute arising out of or relating to this Agreement and any referenced documents shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with the arbitration rules of the CIETAC in effect at the time of the filing of the application for arbitration. The language of the arbitration shall be Chinese. The arbitral award shall be final and binding on the parties.

12.	本协议的生效、变更与终止 ENTRY INTO FORCE, MODIFICATION AND TERMINATION OF THIS AGREEMENT

12.1	本协议自签署日起生效。

This Agreement shall enter into force on the date of this Agreement.

12.2	本协议内容的任何修改或变更必须由各方书面签署同意。

Any modification or change in the contents of this Agreement must be agreed to in writing signed by all parties.

12.3	本协议在所有义务履行完毕或各方一致书面同意终止时终止。

This Agreement shall terminate upon the completion of implementation of all obligations or the written consent of termination of all parties.

（本页以下无正文，下接签署页及附件）

(No text below, Signature Page and Annexes follows.)

【本页无正文，为《知识产权许可与转让协议》的签署页 】

[This page, without text, is the Signature Page of the Intellectual Property License and Transfer Agreement]

许可方 Licensor	公司（公章） Company (Stamp)	授权代表（签署） Authorized Representative (Signature)	授权代表职位 Title of Authorized Representative
SynCarida Systems LLC,		/s/ Patrick NJ Schnegelsberg 10/25/2024	CEO
被许可方 Licensee	公司（公章） Company (Stamp)	法定代表人（签署） Legal Representative (Signature)	法定代表人职位 Title of Legal Representative

附件一 许可方现有产品

Annex I Currently Owned Products of Licensor

附件二 许可专利清单

Annex II List of Licensed Patent

名称	申请号	授权日	到期日	权利人	专利类型	当前法律状态
Name	Application	Date of	Date of	Right	Type of
Current Legal
	Number	Grant	Termination	Holder	Patent	Status

附件三 许可商标清单

Annex III List of Licensed Trademark

名称	申请号	授权日	到期日	权利人	专利类型	当前法律状态
Name	Application	Date of	Date of	Right	Type of
Current Legal
	Number	Grant	Termination	Holder	Patent	Status